UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2025

LQR HOUSE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41778	86-1604197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6538 Collins Ave. Suite 344 Miami Beach, Florida	33141
(Address of principal executive offices)	(Zip Code)

(786) 389-9771

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	YHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 2, 2025, LQR House Inc., a Nevada corporation (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Articles of Incorporation (the “Articles of Incorporation”) with the Secretary of State of Nevada to increase the number of authorized shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) from 10,000,000 to 350,000,000 and to make a corresponding change to the number of authorized shares of capital stock, effective as of 9:00 a.m. (New York time) on June 2, 2025 (the “Increase of Authorized Shares”). As reported below under Item 5.07 of this report, the Company held LQR House Inc. 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on May 30, 2025, at which meeting the Company’s stockholders approved an amendment to the Articles of Incorporation to authorize the Company to effect the Increase of Authorized Shares. Following the Annual Meeting, the Company effected the Increase of Authorized Shares on June 2, 2025.

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 30, 2025, at 5:00 p.m. (Eastern time), the Company held its virtual Annual Meeting.

A quorum was present for the Annual Meeting. At the Annual Meeting, four proposals were submitted to the stockholders for approval as set forth in the definitive Proxy Statement (the “Proxy Statement”) as filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 5, 2025. As of the record date, April 3, 2025, a total of 37,107,807 shares of Common Stock were issued and outstanding and entitled to vote. The holders of record of 22,703,472 shares of Common Stock were present in person or represented by proxy at said meeting. Such amounts represented approximately 61.18% of the Common Stock entitled to vote at such meeting and of the Company’s total voting power.

At the Annual Meeting, the stockholders approved four of the four proposals submitted. The votes on the proposals were cast as set forth below:

1.	Election of the five nominees to the Board:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Sean Dollinger	14,291,567	1,794,312	26,874	6,590,719
Yilin Lu	14,696,832	1,281,715	134,206	6,590,719
Lijun Chen	14,288,975	1,689,572	134,206	6,590,719
Jing Lu	14,288,191	1,690,392	134,170	6,590,719
Hong Chun Yeung	14,286,830	1,691,717	134,206	6,590,719

Each director nominee was elected to serve as a director until the Company’s 2026 annual meeting of stockholders, or until such person’s successor is duly elected and qualified, or until such person’s earlier resignation, death, or removal. Due to the fact that directors are elected by a plurality of the votes cast, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable.

Alexandra Hoffman and James O’Brien were not nominated for re-election and ceased to serve on the Board of the Company after the Annual Meeting.

2.	The ratification of the selection by our Board of Enrome LLP as our independent auditor for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Abstentions
20,549,279	2,122,829	31,364

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or represented by proxy and entitled to vote was required for approval. The proposal was approved.

3.	The approval of an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock, par value $0.0001 per share, authorized for issuance from 10,000,000 to 350,000,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,581,592	4,104,522	17,358	6,590,719

The affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Common Stock of the Company was required for approval. The proposal was approved.

4.	The approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of any of the proposals listed above at the time of the Annual Meeting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,049,529	3,626,284	27,659	6,590,719

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or represented by proxy and entitled to vote was required for approval. The proposal was approved.

For more information about the foregoing proposals, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. The results reported above are final voting results. No other matters were considered or voted upon at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation of LQR House Inc., dated June 2, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LQR HOUSE INC.

Dated: June 4, 2025	By:	/s/ Sean Dollinger
	Name:	Sean Dollinger
	Title:	Chief Executive Officer

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